UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 28, 2011

Adherex Technologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	001-32295	20-0442384
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 136285, 68 TW Alexander Drive Research Triangle Park, North Carolina		27709

(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:
(919) 636-4530

Not applicable
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 28, 2011, Adherex Technologies Inc. (the “Company”) held an annual and special meeting of shareholders (the “Meeting”).  The shareholders approved all proposals considered at the Meeting and approved all nominees of the Company for director, as follows:

1.           The following six (6) nominees were elected to serve as directors, each to serve until the next annual meeting of shareholders of the Company or until their respective successor shall have been duly elected or duly appointed:

Name of Nominee	Votes For	Votes Withheld	Abstentions	Broker Non- Votes
Robert C. Andrade	289,257,042	339,618	41,777,230	Not Applicable
William G. Breen	289,257,042	339,618	41,777,230	Not Applicable
Claudio F. Bussandri	289,257,042	339,618	41,777,230	Not Applicable
David Lieberman	289,257,042	339,618	41,777,230	Not Applicable
Arthur T. Porter	289,257,042	339,618	41,777,230	Not Applicable
Rostislav Raykov	289,257,042	339,618	41,777,230	Not Applicable

2.           The resolution to re-appoint Deloitte & Touche LLP as independent registered public accounting firm of the Company and to authorize the Board of Directors  to fix their remuneration was approved based on the following vote:

Votes For	330,892,147
Votes Withheld	481,742
Abstentions	1
Broker Non-Votes	Not Applicable

3.           The special resolution to consolidate the Company’s outstanding common shares, at the direction of the Board of Directors, based on a range between a one (1) for fifteen (15) basis to a one (1) for twenty (20) basis was approved based on the following vote:

Votes For	327,862,745
Votes Withheld	3,511,145
Abstentions	0
Broker Non-Votes	Not Applicable

4.           The special resolution to continue from the laws of Canada under the Canada Business Corporation Act to the laws of British Columbia in accordance with Section 302 of the Business Corporations Act (British Columbia) was approved based upon the following vote:

Votes For	289,200,965
Votes Withheld	395,695
Abstentions	41,777,320
Broker Non-Votes	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adherex Technologies Inc.

Dated: July 1, 2011	By:	/s/ Robert Andrade
Robert Andrade, Chief Financial Officer